                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71445) and Form S-3 (No. 333-80935) of Network Event Theater, Inc. of our report dated June 30, 1999 relating to the financial statements of Invino Corporation, which appears in the Current Report on Form 8-K/A of Network Event Theater, Inc. dated October 28, 1999.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 22, 1999